CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Franklin Templeton Trust of our report dated March 31, 2021, relating to the financial statement, which appears in Franklin OnChain US Government Money Fund’s Annual Report on Form N-CSR for the period ended March 22, 2021. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

April 1, 2021